Form 3 Joint Filer Information


Name:                               Frazier Healthcare III, LP
Address:                            601 Union Street, Suite 3200
                                    Seattle, WA  98101

Designated Filer:                   FHM III, LLC

Issuer & Ticker Symbol:             XenoPort, Inc. (XNPT)

Date of Event Requiring Statement:  June 1, 2005

                  Frazier Healthcare III, LP
                  By: FHM III, LLC, its General Partner
                  By: Frazier & Company, Inc., Manager


                  By:      /s/ Alan D. Frazier
                        --------------------------------------
                           Alan D. Frazier, President


Name:                               Frazier Affiliates III, LP
Address:                            601 Union Street, Suite 3200
                                    Seattle, WA  98101

Designated Filer:                   FHM III, LLC

Issuer & Ticker Symbol:             XenoPort, Inc. (XNPT)

Date of Event Requiring Statement:  June 1, 2005

                  Frazier Affiliates III, LP
                  By: FHM III, LLC, its General Partner
                  By: Frazier & Company, Inc., Manager


                  By:      /s/ Alan D. Frazier
                       ---------------------------------------
                           Alan D. Frazier, President